EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Two Rivers Water & Farming Company on Form 10-Q for the period endedMarch 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respect, the financial conditions and results of operations of Two Rivers Water & Farming Company.

Dated: May 12, 2016	By: /s/ John McKowen
Chief Executive Officer & Chairman of the Board

By: /s/ Wayne Harding
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to
Two Rivers Water & Farming Company and will be retained by Two Rivers Water & Farming Company and furnished to the Securities and Exchange Commission or its staff upon request.